                                                                EXHIBIT 3.2





                                     BYLAWS


                                       OF


                          BRIGHAM EXPLORATION COMPANY



                        EFFECTIVE FEBRUARY 26, 1997

                               TABLE OF CONTENTS


ARTICLE I

         OFFICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.       Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.       Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II

         MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.       Place of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.       Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 3.       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 4.       Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 5.       Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 6.       Adjournments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 7.       Order of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 8.       List of Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 9.       Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 10.      Inspectors of Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III

         BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.       General Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.       Number, Qualification and Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 3.       Notification of Nominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 4.       Quorum and Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 5.       Place of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 6.       Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 7.       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 8.       Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 9.       Rules and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 10.      Participation in Meeting by Means of Communication Equipment  . . . . . . . . . . . . . . .   6
         Section 11.      Action Without Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 12.      Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 13.      Removal of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 14.      Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 15.      Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 16.      Advisory Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE IV

         EXECUTIVE AND OTHER COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.       Executive Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.       Other Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.       Procedure; Meetings; Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


ARTICLE V

         OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 1.       Number; Term of Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.       Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.       Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.       Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 5.       The President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 6.       Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 7.       Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 8.       Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 9.       Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 10.      Controller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 11.      Assistant Treasurers, Secretaries and Controllers . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VI

         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.       Third Party Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.       Derivative Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.       Determination of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 4.       Right to Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.       Advancement of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 6.       Indemnification and Advancement of Expenses Not Exclusive . . . . . . . . . . . . . . . . .  11
         Section 7.       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 8.       Definitions of Certain Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 9.       Continuation and Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 10.      Exclusive Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VII

         CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.       Certificates for Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.       Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.       Address of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.       Lost, Destroyed and Mutilated Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.       Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.       Fixing Date for Determination of Stockholders of Record . . . . . . . . . . . . . . . . . .  13

ARTICLE VIII

         SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE IX

         FISCAL YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


ARTICLE X

         WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE XI

         AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE XII

         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.       Execution of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.       Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.       Checks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.       Proxies in Respect of Stock or Other Securities of Other Corporations . . . . . . . . . . .  15

                                     BYLAWS

                                       OF

                          BRIGHAM EXPLORATION COMPANY


                                   ARTICLE I

                                    OFFICES

         Section 1. Registered Office. The registered office of Brigham Exploration Company (hereinafter called the "Corporation") in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and the registered agent in charge thereof shall be The Corporation Trust Company.

         Section 2. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at the office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, the Chairman of the Board or the President.

         Section 2. Annual Meetings. Annual meetings of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before such meetings shall be held during each calendar year on a date and at such hour as may be fixed by the Board of Directors, the Chairman of the Board or the President. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

         In order for business to be properly brought before the meeting by a stockholder, the business must be legally proper and written notice thereof must have been filed with the Secretary of the Corporation not less than 60 nor more than 120 days prior to the meeting. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the proposal as the same appears in the Corporation's records; (b) the class and number of shares of stock of the Corporation that are beneficially owned, directly or indirectly, by such stockholder; and (c) a clear and concise statement of the proposal and the stockholder's reasons for supporting it.

         The filing of a stockholder notice as required above shall not, in and of itself, constitute the making of the proposal described therein.

         If the chairman of the meeting determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order; and such business shall not be conducted at the meeting.

         Section 3. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose or purposes may be called only by (i) the Chairman of the Board, (ii) the President, (iii) a majority of the entire Board of Directors, or (iv) a majority of the votes entitled to be cast by the stockholders entitled to vote at such a meeting, or (v) not more frequently than once during each calendar year, by ten percent of the votes entitled to be cast by the shareholders entitled to vote at such a meeting. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

         Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these Bylaws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

         Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the stockholders of each such class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders.

         Section 6. Adjournments. In the absence of a quorum, the holders of a majority of the votes present in person or represented by proxy, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 7. Order of Business. At each meeting of the stockholders, the Chairman of the Board, or, in the absence of the Chairman of the Board, the President, shall act as chairman. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. The chairman of the meeting shall announce at each such meeting the date and time of the opening and the closing of the voting polls for each matter upon which the stockholders will vote at such meeting.

         Section 8. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

         Section 9. Voting. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, each stockholder of record of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation shall be entitled at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder's name on the books of the Corporation:

                 (a) on the date fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

                 (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the date on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by a proxy signed by such stockholder or such stockholder's attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting but, in any event, not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         At each meeting of the stockholders, all corporate actions, other than the election of directors, to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate of Incorporation) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy. At all elections of directors of the Corporation, each holder of Common Stock, or of any class or classes or of a series or series thereof, shall be entitled to as many votes as shall equal the number of votes which he would otherwise be entitled to cast for the election of directors with respect to his shares of Common Stock multiplied by the number of directors to be elected by him, and each such holder may cast all of such votes for a single director or may distribute his votes among the number to be voted for, or for any two or more directors as such holder may deem fit. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the directors. Where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

         Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

         Section 10. Inspectors of Election. Either the Board of Directors or, in the absence of an appointment of inspectors by the Board, the Chairman of the Board or the President shall, in advance of each meeting of the stockholders, appoint one or more inspectors to act at such meeting and make a written report thereof. In connection with any such appointment, one or more persons may, in the discretion of the body or person making such appointment, be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at any meeting of stockholders, the chairman of such meeting shall appoint one or more inspectors to act at such meeting. Each such inspector shall perform such duties as are required by law and as shall be specified by the Board, the Chairman of the Board, the President or the chairman of the meeting. Each such inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such an inspector.


                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders.

         Section 2. Number, Qualification and Election. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors pursuant to the provisions of Article FOURTH of the Certificate of Incorporation of the Corporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of directors of the Corporation shall be fixed from time to time by resolution adopted by vote of a majority of the entire Board of Directors, provided that the number so fixed shall not be less than five nor more than nine.

         The directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, at each annual meeting of the stockholders, all directors of the Corporation shall be elected.

         In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

         Section 3. Notification of Nominations. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 4. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business that might have been transacted at the meeting as originally called may be transacted.

         Section 5. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

         Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President or by a majority of the directors.

         Section 8. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed or transmitted by delivery service to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or facsimile telecommunication or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

         Section 9. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

         Section 10. Participation in Meeting by Means of Communication Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.

         Section 12. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 13. Removal of Directors. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 14. Vacancies. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any vacancies on the Board of Directors and any newly created directorship resulting from an increase in the authorized number of directors, may be filled by election at an annual or special meeting of stockholders called for that purpose or by the affirmative vote of a majority of the remaining directors, though less than a quorum of the entire Board, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and shall qualify, unless sooner displaced.

         Section 15. Compensation. Each director who shall not at the time also be a salaried officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an "outside director"), in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director, whether or not an outside director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section 15 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

         Section 16.      Advisory Directors.   The Board of Directors may
appoint one or more advisory directors as it shall from time to time determine. Each advisory director appointed shall hold office at the pleasure of the Board of Directors. An advisory director shall be entitled, but shall have no obligation, to attend and be present at the meetings of the Board of Directors, although a meeting of the Board of Directors may be held without notice to any advisory director and no advisory director shall be considered in determining whether a quorum of the Board of Directors is present. An advisory director shall advise and counsel the Board of Directors on the business and operations of the Corporation as requested by the Board of Directors; however, an advisory director shall not be entitled to vote on any matter presented to the Board of Directors. An advisory director, in consideration of such person serving as an advisory director, shall be entitled to receive from the Corporation such fees for attendance at meetings of the Board of Directors as the Board shall from time to time determine. In addition, an advisory director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as an advisory director.


                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

         Section 1. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate annually three or more of its members to constitute members or alternate members of an Executive Committee, which Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business affairs of the Corporation, including, if such Committee is so empowered and authorized by resolution adopted by a majority of the entire Board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers that may require it, except that the Executive Committee shall not have such power or authority in reference to:

                 (a) amending the Certificate of Incorporation of the Corporation;

                 (b) adopting an agreement of merger or consolidation involving the Corporation;

                 (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation;

                 (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

                 (e)      adopting, amending or repealing any Bylaw;

                 (f) filling vacancies on the Board or on any committee of the Board, including the Executive Committee; or

                 (g) amending or repealing any resolution of the Board which by its terms may be amended or repealed only by the Board.

The Board shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.

         Section 2. Other Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board as may be specified in the resolution of the Board designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

         Section 3. Procedure; Meetings; Quorum. Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of any member thereof. Notice of each special meeting of the Executive Committee or any other committee of the Board shall be sent by mail, delivery service, facsimile telecommunication, telegraph or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. The Executive Committee or any other committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation or these Bylaws for the conduct of its meetings as the Executive Committee or any other committee of the Board may deem proper. A majority of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The Executive Committee or any other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board.


                                   ARTICLE V

                                    OFFICERS

         Section 1. Number; Term of Office. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Secretary, a Controller, and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these Bylaws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the

Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. The Chairman of the Board shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation of the Corporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person's duties.

         Section 2. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for that purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

         Section 3. Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

         Section 5. The President. The President shall be the chief executive officer of the Corporation and as such shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors. The President shall, if present and in the absence of the Chairman of the Board, preside at meetings of the stockholders, meetings of the Board and meetings of the Executive Committee. The President shall perform such other duties as the Board may from time to time determine. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

         Section 6. Chairman of the Board. The Chairman of the Board shall, if present, preside at meetings of the stockholders, meetings of the Board and meetings of the Executive Committee. The Chairman of the Board shall counsel with and advise the President and perform such other duties as the President or the Board or the Executive Committee may from time to time determine.

         Section 7. Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the President, the Chairman of the Board or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

         Section 8. Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President, the Chairman of the Board or the Board of Directors.

         Section 9. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board of Directors, of the Executive Committee and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and the Secretary shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the President, the Chairman of the Board or the Board of Directors.

         Section 10. Controller. The Controller shall perform all of the duties incident to the office of the Controller and such other duties as from time to time may be assigned to such person by the President, the Chairman of the Board or the Board of Directors.

         Section 11. Assistant Treasurers, Secretaries and Controllers. The Assistant Treasurers, the Assistant Secretaries and the Assistant Controllers shall perform such duties as shall be assigned to them by the Treasurer, Secretary or Controller, respectively, or by the President, the Chairman of the Board or the Board of Directors.


                                   ARTICLE VI

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

         Section 1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

         Section 3. Determination of Indemnification. Any indemnification under Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Section 4. Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this
Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 5. Advancement of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, provided, however, that the payment of expenses incurred by a director, officer, employee or agent in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article VI or otherwise.

         Section 6. Indemnification and Advancement of Expenses Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to the other Sections of this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Article VI shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who served in such capacity at any time while these Bylaws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the applicable provisions of the Delaware General Corporation Law.

         Section 8.       Definitions of Certain Terms.  For purposes of this
Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Article VI, references to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Article VI.

         Section 9. Continuation and Successors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 10. Exclusive Jurisdiction. The Delaware Court of Chancery is vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this
Article VI or under any statute, agreement, vote of stockholders or disinterested directors, or otherwise. The Delaware Court of Chancery may summarily determine the Corporation's obligation to advance expenses (including attorneys' fees).


                                  ARTICLE VII

                                 CAPITAL STOCK

         Section 1. Certificates for Shares. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be by a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

         The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

         Section 2. Transfer of Shares. Transfer of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         Section 3. Address of Stockholders. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the share record books of the Corporation or at such person's last known post office address.

         Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 5. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

         Section 6. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                  ARTICLE VIII

                                      SEAL

         The Board of Directors may provide for a corporate seal bearing the name of the Corporation in such form and bearing such other words or figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                   ARTICLE IX

                                  FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of
                                  Directors.


                                   ARTICLE X

                                WAIVER OF NOTICE

         Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate of Incorporation of the Corporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.


                                   ARTICLE XI

                                   AMENDMENTS

         Any Bylaw (including this Article XI) may be adopted, repealed, altered or amended at any meeting of the Board of Directors by the affirmative vote of a majority of the directors, provided that such proposed action in respect thereof shall be stated in the notice of such meeting. The stockholders of the Corporation shall have the power to adopt, repeal, alter or amend any provision of these Bylaws only to the extent and in the manner provided in the Certificate of Incorporation of the Corporation.

                                  ARTICLE XII

                                 MISCELLANEOUS

         Section 1. Execution of Documents. The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 1, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

         Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board or any such committee shall select.

         Section 3. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof.

         Section 4. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.





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